BioSante Pharmaceuticals, Inc.
111 Barclay Boulevard
Lincolnshire, Illinois 60069
www.biosantepharma.com

FOR IMMEDIATE RELEASE
                                                                                            NASDAQ: BPAX

BioSante Pharmaceuticals Reports Product Development
Highlights and 2007 Financial Results

Lincolnshire, Illinois ─ March 17, 2008 ─ BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) announced today product development and financial results for the year ended December 31, 2007.

“BioSante has had an exciting year and that excitement continues,” said Stephen M. Simes, BioSante’s president and chief executive officer. “We have made significant advances with the products in our pipeline, in particular with regard to LibiGel®, our transdermal testosterone gel for the treatment of female sexual dysfunction (FSD). We reached agreement with the U.S. Food and Drug Administration (FDA) on a Special Protocol Assessment (SPA) that sets in motion a process by which we are pursuing aggressively the Phase III clinical development of LibiGel. This SPA establishes the parameters of the clinical trial design that can lead to regulatory approval. The SPA agreement also effectively establishes that FSD, specifically hypoactive sexual desire disorder (HSDD), is a medical condition for which therapeutic remedies can apply.”

Product Achievements
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In February 2007, BioSante received notice of allowance in the United States of a patent covering the formulation used in Elestrin™, its FDA approved estradiol gel, and LibiGel, our testosterone gel, in Phase III development.

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In June 2007, BioSante and a subsidiary of Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA) signed an amendment to its development and license agreement under which Teva and BioSante reinitiated the development of Bio-T-Gel™, a male testosterone therapy product, for the U.S. market.

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Later in June, BioSante announced the commercial launch of Elestrin (estradiol gel). Elestrin is an effective, ultra-low dose transdermal estrogen therapy approved by the FDA in December 2006 for the treatment of moderate-to-severe vasomotor symptoms (hot flashes) associated with menopause. The marketing of Elestrin is done by BioSante’s marketing licensee Nycomed.

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Also in June, BioSante announced that it and Pantarhei Bioscience B.V., a Netherlands-based pharmaceutical company, initiated a Phase II human clinical trial of a new oral contraceptive using BioSante’s patented “triple-therapy” contraceptive technology.

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In September 2007, BioSante received clarity from and announced it is in agreement with the FDA on key  FDA safety requirements for the development and approval of LibiGel in the treatment of FSD, specifically, hypoactive sexual desire disorder (HSDD).

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In January 2008, BioSante initiated its Phase III safety study of LibiGel, as per the protocol agreed to with the FDA. The primary focus of the safety study is to evaluate the cardiovascular risk of using testosterone in women. The Phase III study protocol seeks to show the relative safety of using low-dose testosterone versus placebo in the treatment of FSD in menopausal women.

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Later in January, BioSante completed and reached agreement with the FDA under the SPA process for its Phase III safety and efficacy clinical trials for LibiGel. The SPA process and agreement affirms that the FDA agrees that the LibiGel Phase III clinical trials design, clinical endpoints, sample size, planned conduct and statistical analyses are acceptable to support regulatory approval. Further, it provides assurance that these agreed measures will serve as the basis for regulatory review and decision by the FDA to approve a new drug application (NDA) for LibiGel.

CaP Nanotechnology Achievements
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In January 2007, BioSante announced positive results of a dose ranging pre-clinical study demonstrating that its calcium phosphate (CaP) nanoparticle-based vaccine adjuvant, BioVant™, may serve as a vaccine adjuvant for the development of an effective vaccine against H5N1 avian flu, widely known as bird flu. BioSante’s pre-clinical study's objective was to determine the optimal formulation of BioVant with a very low dose of H5N1 antigen.

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In November, BioSante announced a license agreement covering the use of CaP as a facial filler (BioLook™) in aesthetic medicine. The license was signed with Medical Aesthetics Technology Corporation (MATC) with whom BioSante has been working in the field of aesthetic medicine.

Financial Highlights
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During 2007, BioSante received $10.5 million in milestone payments under the terms of its Elestrin™ licensing agreement with Nycomed.  The payments were triggered by the December 2006 FDA approval of Elestrin.

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In June, BioSante completed an $18.3 million private placement of shares of its common stock and warrants to institutional and other accredited investors. A total of 3,054,999 shares of common stock were sold at a purchase price of $6.00 per share. Investors also received warrants to purchase 763,750 shares of common stock at an exercise price of $8.00 per share.

•	In November 2007, BioSante’s common stock began trading on NASDAQ under the symbol BPAX. BioSante was formerly listed on The American Stock Exchange.

Financial Results for 2007
For the year ended December 31, 2007, BioSante’s cash, cash equivalents and short-term investments were approximately $30.7 million as compared to $11.4 million at December 31, 2006.  This increase was attributable to the Nycomed milestone payments for Elestrin and proceeds from the private placement.  The company’s net loss was approximately $7.6 million or $(0.30) per basic and diluted share for the year ended December 31, 2007, compared to a net income of $2.8 million or $0.13 per basic and diluted share for the same period in 2006.  This decrease is due to the recognition of Elestrin licensing and milestone revenue in 2006.

About BioSante Pharmaceuticals, Inc.
BioSante is developing a pipeline of products to treat both men and women.  These products are gel formulations for transdermal administration that deliver estradiol and testosterone.  BioSante's lead products include LibiGel® (transdermal testosterone gel) in Phase III clinical development by BioSante under a U.S. Food and Drug Administration (FDA) SPA (Special Protocol Assessment) for the treatment of female sexual dysfunction (FSD), and Elestrin™ (estradiol gel) developed through FDA approval by BioSante, indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, marketed in the U.S. by Nycomed US, BioSante's licensee.  Also in development are Bio-T-Gel™, a testosterone gel for male hypogonadism, and an oral contraceptive in Phase II clinical development using BioSante patented technology.   The current market in the U.S. for estrogen and testosterone products is approximately $2.5 billion and for oral contraceptives approximately $3.0 billion. The company also is developing its calcium phosphate nanotechnology (CaP) for novel vaccines, drug delivery and aesthetic medicine (BioLook™).  Additional information is available online at: www.biosantepharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding BioSante contained in this news release that are not historical in nature, particularly those that utilize terminology such as “will,” ”potential”, “could,” “can,” ”intends,” “continue,” “plans,” “expects” or comparable terminology, are forward-looking statements. Examples of forward-looking statements in this news release include statements regarding the expected timing of the initiation of clinical trials and the submission of regulatory applications.  Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to BioSante that could cause actual results to differ materially from those expressed in such forward-looking statements include the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance, the success of clinical testing, and other factors identified and discussed from time to time in BioSante's filings with the Securities and Exchange Commission, including those factors discussed in BioSante's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which discussions also are incorporated herein by reference. All forward-looking statements speak only as of the date of this news release. BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please contact:
Alan Zachary, McKinney/Chicago; (312) 944-6784 ext. 316; azachary@mckinneychicago.com;
www.mckinneychicago.com